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                                                                   EXHIBIT 10.26


                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT is made this 30th day of March, 1998, between WM. CAMERON & CO., a Georgia corporation dba Cameron Ashley Building Products (the "Company"), and J. Andrew Kerner, a resident of the State of Texas ("Employee").

                                   BACKGROUND

          The Company desires to employ Employee on the terms and conditions set forth below. Employee desires to accept employment on the terms and conditions set forth below.

                                    AGREEMENT

         In consideration of the employment and continued employment of Employee by the Company, the premises, and the mutual agreements hereinafter set forth, the parties agree:

         1. Definitions. The following terms used herein shall have the definitions set forth below:

            (a) "Business" or "Business of the Company" means the business of the wholesale distribution, sale and marketing of building materials, building supplies and mill work.

            (b) "Cause" means conduct amounting to fraud or dishonesty against the Company; Employee's violation of Sections 2(a) or (b) hereof, or any of the Company's work rules or policies, or absences from work without a reasonable excuse, if the President and Chief Executive Officer notifies Employee of such violation or absence in writing and Employee fails to cure such violation or absenteeism within five (5) days after written notice has been given, provided that written notice relating to such violation or absenteeism shall only be given once as it relates to a particular manner of conduct; intoxication with alcohol or drugs while on Company business during regular business hours; a conviction or plea of guilty or nolo contendere to a felony or a crime involving dishonesty against the Company; or Employee's failure to observe the requirements of Sections 2(c), 5 and 6 hereof.

            (c) "Disability" means (i) the inability of Employee to perform the duties of Employee's employment due to physical or emotional incapacity or illness, where such inability is expected to be of long-continued and indefinite duration or (ii) Employee shall be entitled to (x) disability retirement benefits under the federal Social Security Act or (y) recover benefits under any long-term disability plan or policy maintained by the Company. In the event of a dispute, the determination of Disability shall be made reasonably by the Board of Directors of the Company and shall be supported by advice of a physician competent in the area to which such Disability relates.


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            (d) "Effective Date" means the date hereof.

         2. Terms of Engagement; Duties

            (a) The Company hereby employs Employee, commencing on the Effective Date, and Employee hereby accepts employment by the Company subject to the terms and conditions hereof. Employee shall report to, shall have the title assigned by, and shall perform the duties assigned by the Chairman and CEO of the Company and Cameron Ashley Building Products, Inc. (the "Parent") or other senior executive of the Company from time to time in connection with the conduct of the Business of the Company. Employee is engaged initially with the title and functions of Executive Vice President and Chief Financial Officer (CFO) of the Company and the Parent. Nothing herein shall preclude the Chairman and CEO of the Company from changing the Employee's title and duties if the Chairman and CEO of the Company has concluded in his reasonable judgment that such change is in the Company's best interests. Employee shall not be required to reside outside the Area (as defined in Section 6 hereof).

            (b) Throughout the term of this Agreement, Employee shall:

                (i) devote all of Employee's business effort, time, energy and skill (reasonable vacations and reasonable absences due to illness excepted) to the duties of Employee's employment hereunder assigned by the senior officers of the Company;

                (ii) faithfully, loyally, and industriously perform such duties, subject to the control and supervision of the senior officers of the Company; and

                (iii) diligently follow and implement all lawful management policies and decisions of the Company that are communicated to Employee.

            (c) During the term of this Agreement, Employee shall not be engaged (whether or not during normal business hours) in any other business or professional activity, whether or not such activity is pursued for gain, profit or other pecuniary advantage; but this shall not be construed as preventing Employee from (i) investing his personal assets in businesses which do not compete with the Company in such form or manner as will not require any services on the part of Employee in the operation or the affairs of the companies in which such investments are made and in which his participation is solely that of an investor, (ii) purchasing securities in any corporation whose securities are regularly traded provided that such purchase shall not result in his collectively owning beneficially at any time five percent (5%) or more of the equity securities of any corporation engaged in a business competitive to that of the Company, or (iii) participating in conferences, preparing or publishing papers or books or teaching so long as the Employee's supervisor approves of such activities prior to Employee's engaging in them.


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         3. Compensation.

            (a) In consideration of the services rendered by Employee pursuant to this Agreement, the Company shall provide the following:

               (i) A base salary of Two Hundred Fifteen Thousand Dollars ($215,000) per annum (the "Base Salary") which Base Salary will be reviewed periodically and may be increased by the Company from time to time. The Base Salary shall be paid in accordance with the Company's standard payroll practices in effect from time to time, and shall be subject to such deductions and withholdings as are required by law or by policies of the Company.

               (ii) Reimbursement for all reasonable business expenses (including a $600.00 per month car allowance) incurred by Employee in connection with the Business of the Company subject to compliance with the expense reimbursement policies established by the Company and in sufficient detail to comply with Internal Revenue Service Regulations.

            (b) Employee shall be eligible to be considered for an annual cash performance bonus, which may consist of an amount of up to sixty percent (60%) of the Base Salary in the applicable year based on the attainment of performance objectives established by the Board of Directors of the Company and the Parent in good faith and Employee's contributions to the attainment of those objectives, and shall be in such amount and payable in such manner and on such terms as are determined by the Board of Directors of the Company and the Parent. Nothing contained in this subsection (b) shall obligate the Company to pay a bonus to Employee, unless the Board of Directors of the Company and the Parent determines to award such a bonus to Employee.

            (c) Employee shall have the right to participate in (i) any insurance plans maintained by the Company from time to time to the extent that Employee's position, tenure, salary, age, health and other qualifications make him eligible to participate, and (ii) such other fringe benefit plans or programs as are provided to the other senior management employees of the Company, provided that the Company shall not be required to adopt or continue any insurance plans or fringe benefit plans or programs.

            (d) Employee shall receive options to purchase 100,000 shares of Common Stock of the Parent pursuant to the terms of a Non-Qualified Stock Option Agreement ("Option Agreement"). Such options will have a term of ten years and will vest in one-fifth increments over five years from the date of grant. The exercise prices of such options shall be the exercise prices set forth in the Option Agreement and the date of grant shall be the Effective Date.

            (e) The remuneration and benefits set forth in this Section 3 shall be the only compensation payable to Employee with respect to his employment hereunder, and Employee shall not be entitled to receive any compensation in addition to that set forth in this Section 3 for any


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services rendered by him in any capacity to the Company or any affiliated corporation unless agreed to in writing by the Company or such affiliated corporation.

         4. Term and Termination of this Agreement. The term of employment of Employee pursuant to this Agreement shall commence on the Effective Date and shall continue for a term of five (5) years, or until sooner terminated as provided herein.

            (a) Employee's employment hereunder may be terminated:

                (i) By the Company, upon the death or Disability of Employee;

                (ii) By the Company, immediately for Cause;

                (iii) By Employee upon ninety (90) days prior written notice to the Company;

                (iv) By mutual agreement between Employee and the Company; and

                (v) By the Company, without Cause.

            (b) In the event the Company terminates the employment of the Employee without Cause, then, during the twelve (12) month period immediately following the effective date of the termination of his employment, the Employee shall continue to receive his base salary under this Agreement as in effect on the date that his employment terminates subject to employee signing a Settlement and Release Agreement agreeable to the Company. The payments described in this
Section 4(b) are hereinafter referred to as "Severance Pay," and shall be made to the Employee without any obligation on his part to render services hereunder after the effective date of the termination of Employee's employment, in full settlement of all of the obligations of the Company hereunder. No Severance Pay shall be paid to the estate or personal representative of the Employee in the event of his death during the term of this Agreement.

            (c) Except as set forth above, upon termination of Employee's employment hereunder pursuant to this Section 4, the Company shall have no further obligation to Employee or his personal representative with respect to remuneration due under this Agreement, except for Base Salary earned but unpaid at date of termination; provided however, Employee's covenants in Sections 5 and 6 of this Agreement shall survive the termination of Employee's employment hereunder. If Employee fails to observe the requirements of Sections 5 or 6 hereof, then the Company shall have no obligation to pay any portion of the Base Salary remaining unpaid to Employee and the Company shall have no obligation to pay any portion of the Severance Pay. It is understood that Employee's coverage under the Company's disability, accidental death or dismemberment and group life insurance plans shall cease as of the date of termination.


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         5. Ownership, Non-Disclosure, and Non-Use of Trade Secrets.

            (a) The following terms used in this Section 5 shall have the definitions set forth below:

                (i) "Excluded Information" means any data or information that is a Trade Secret hereunder (1) that has been voluntarily disclosed to the public by the Company or has become generally known to the public (except where such public disclosure has been made by or through the Employee or by a third person or entity with the knowledge of the Employee without authorization by the Company); (2) that has been independently developed and disclosed by parties other than the Employee or the Company to the Employee or to the public generally without a breach of any obligation of confidentiality by any such person running directly or indirectly to the Company; or (3) that otherwise enters the public domain through lawful means.

                (ii) "Trade Secrets" means information which derives economic value, actual or potential, from not being generally known and not being readily ascertainable to other persons who can obtain economic value from its disclosure or use and which is the subject of efforts that are reasonable under the circumstances to maintain its secrecy or confidentiality. Trade Secrets may include either technical or non-technical data, including without limitation, (1) any useful process, machine, chemical formula, composition of matter, or other device which (A) is new or which Employee has a reasonable basis to believe may be new, (B) is being used or studied by the Company and is not described in a printed patent or in any literature already published and distributed externally by the Company, and (C) is not readily ascertainable from inspection of a product of the Company; (2) any engineering, technical, or product specifications including those of features used in any current product of the Company or to be used, or the use of which is contemplated, in a future product of the Company; (3) any application, operating system, communication system, or other computer software (whether in source or object code) and all flow charts, algorithms, coding sheets, routines, subroutines, compilers, assemblers, design concepts, test data, documentation, or manuals related thereto, whether or not copyrighted, patented or patentable, related to or used in the Business of the Company; or (4) information concerning the customers, suppliers, products, pricing strategies of the Company, personnel assignments and policies of the Company, or matters concerning the financial affairs and management of the Company or any parent, subsidiary, or affiliate of the Company; provided however, that Trade Secrets shall not include any Excluded Information.

            (b) Employee acknowledges and agrees that all Trade Secrets, and all physical embodiments thereof, are confidential to and shall be and remain the sole and exclusive property of the Company and that any Trade Secrets produced by the Employee during the period of Employee's employment by the Company shall be considered "work for hire" as such term is defined in 17 U.S.C. Section 101, the ownership and copyright of which shall be vested solely in the Company. Employee agrees (i) immediately to disclose to the Company all Trade Secrets developed in whole or part by Employee during the term of Employee's employment by the Company, and (ii) at the request and expense of the Company, to do all things and sign all documents or instruments



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reasonably necessary in the opinion of the Company to eliminate any ambiguity as to the rights of the Company in such Trade Secrets including, without limitation, providing to the Company Employee's full cooperation in any litigation or other proceeding to establish, protect, or obtain such rights.
Upon request by the Company, and in any event upon termination of Employee's employment by the Company for any reason, Employee shall promptly deliver to the Company all property belonging to the Company including, without limitation, all Trade Secrets (and all embodiments thereof) then in Employee's custody, control, or possession.

            (c) Employee agrees that all Trade Secrets of the Company received or developed by Employee as a result of Employee's employment with the Company will be held in trust and strictest confidence, that Employee will protect such Trade Secrets from disclosure, and that Employee will make no use of such Trade Secrets, except in connection with Employee's employment hereunder, without the Company's prior written consent. The obligations of confidentiality contained in this Agreement shall apply during Employee's employment by the Company and (i) with respect to all Trade Secrets consisting of scientific or technical data, at any and all times after expiration or termination (for whatever reason) of such employment; and (ii) with respect to all other Trade Secrets, for a period of two (2) years after such expiration or termination, unless a longer period of protection is provided by law.

         6. Noncompete; Nonsolicitation Covenants.

            (a) The following terms used in this Section 6 shall have the definitions set forth below:

                (i) "Affiliate" means any person or entity directly or indirectly controlling, controlled by, or under common control with Employee. As used herein, the word "control" means the power to direct the management and affairs of a person.

                (ii) "Area" means the United States of America and Canada.

                (iii) "Competing Enterprise" means any person or any business organization of whatever form, engaged directly within the Area in the Business of the Company.

            (b) Employee covenants that Employee shall, during the term of this Agreement, and for a period of nine (9) months following termination for any reason of Employee's employment by the Company, observe the following separate and independent covenants:

                (i) Neither Employee nor any Affiliate will, without the prior written consent of the Company, within the Area, either directly or indirectly, (A) become financially interested in a Competing Enterprise (other than as a holder of less than five percent of the outstanding voting securities of any entity whose voting securities are listed on a national securities exchange or quoted by the National Association of Securities Dealers, Inc. automated quotation system), or, (B) engage in or be employed by any




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          Competing Enterprise as a consultant, officer, director, or Employee or managerial employee.

                (ii) Neither Employee nor any Affiliate will, without the prior written consent of the Company, either directly or indirectly, on Employee's own behalf or in the service or on behalf of others, solicit, divert, or appropriate, or attempt to solicit, divert, or appropriate, to any Competing Enterprise within the Area, any person or entity whose account with the Company was serviced by or under Employee's direction or supervision during the term of this Agreement.

                (iii) Neither Employee nor any Affiliate will, without the Company's prior written consent, either directly or indirectly, on Employee's own behalf or in the service or on behalf of others, solicit, divert, or hire away, or attempt to solicit, divert, or hire away, to any Competing Enterprise, any person employed by the Company, whether or not such employee is a full-time or a temporary employee of the Company and whether or not such employment is pursuant to written agreement and whether or not such employment is at will.

         7. Remedies. Employee acknowledges and agrees that the Company is engaged in the Business of the Company in and throughout the Area, and that by virtue of the training, duties, and responsibilities attendant with Employee's employment by the Company and the special knowledge of the business and operations of the Company that Employee will have as a consequence of Employee's employment by the Company, great loss and irreparable damage would be suffered by the Company if the Employee should breach or violate any of the terms or provisions of the covenants and agreements set forth herein. Employee further acknowledges and agrees that each such covenant and agreement is reasonably necessary to protect and preserve the interest of the Company. Therefore, in addition to all the remedies provided at law or in equity, Employee agrees and consents that the Company shall be entitled to a temporary restraining order and a permanent injunction to prevent a breach of any of the covenants or agreements of Employee contained herein and to collect from Employee reasonable attorney's fees incurred by the Company in the enforcement hereof. The existence of any claim, demand, action or cause of action of Employee against the Company shall not constitute a defense to the enforcement by the Company of any of the covenants or agreements herein whether predicated upon this Agreement or otherwise, and shall not constitute a defense to the enforcement by the Company of any of its rights hereunder.

         8. General Provisions.

            (a) In the event that any one or more of the provisions, or parts of any provisions, contained in the Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction, the same shall not invalidate or otherwise affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein. Specifically, but without limiting the foregoing in any way, each of the covenants of the parties to this Agreement contained herein shall be deemed and shall be construed as a separate and independent covenant and should any part or provision of any of such covenants be held or declared invalid by any court of competent



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jurisdiction, such invalidity shall in no way render invalid or unenforceable any other part or provision thereof or any other covenant of the parties not held or declared invalid.

            (b) This Agreement and the rights and obligations of the Company hereunder may be assigned by the Company to any subsidiary of or successor to the Company, and shall inure to the benefit of, shall be binding upon, and shall be enforceable by any such assignee, provided that any such assignee shall agree to assume and be bound by this Agreement. This Agreement and the rights and obligations of Employee hereunder may not be assigned by Employee.

            (c) The waiver by the Company of any breach of this Agreement by Employee shall not be effective unless in writing, and no such waiver shall operate or be construed as a waiver of the same or another breach on a subsequent occasion.

            (d) This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Texas.

            (e) This Agreement embodies the entire agreement of the parties relating to the employment of Employee by the Company. No amendment, modification extension or renewal of this Agreement shall be valid or binding upon the Company or Employee unless made in writing and signed by the parties. All prior understandings and agreements relating to the employment of Employee by the Company are hereby expressly terminated.

            (f) Employee acknowledges and affirms that the employment agreement between Employee and the Predecessor has been terminated and that (i) he is not a party to any other employment agreement, (ii) he is not entitled to any severance benefits arising out of or in connection with his employment by the Predecessor which may cause the Company to incur any obligations either to Employee or the Predecessor, and (iii) the only severance benefits to which he will be entitled are those contained herein.

            (g) Any notice, request, demand, or other communication required to be given hereunder shall be made in writing and shall be deemed to have been fully given if personally delivered or if mailed by overnight delivery (the date on which such notice, request, demand, or other communication is received shall be the date of delivery) to the parties at the following addresses (or at such other addresses as shall be given in writing by any party to the other party hereto):

            If to Employee:

                  J. Andrew Kerner
                  2924 Stanford Avenue
                  Dallas, Texas  75225




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            If to Company:

                  Wm. Cameron & Co. dba Cameron Ashley Building Products
                  11651 Plano Road, Suite 100
                  Dallas, Texas  75243
                  Attention:  Ronald Ross, Chairman and Chief Executive Officer
                  Telecopy:  (214) 860-5148




            (h) This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, and it shall not be necessary for the same counterpart of this agreement to be signed by all of the undersigned in order for the agreements set forth herein to be binding upon all of the undersigned in accordance with the terms hereof.

         IN WITNESS WHEREOF, the Company and Employee have each executed and delivered this Agreement as of the date first above written.

                                    COMPANY:

                                    WM. CAMERON & CO. dba Cameron Ashley
                                    Building Products


                                    By:    /s/ Ronald R. Ross
                                       ------------------------------------
                                               Ronald R. Ross
                                               Chairman and CEO


                                    EMPLOYEE:


                                    /s/ J. Andrew Kerner
                                    ---------------------------------------
                                    J. Andrew Kerner





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